UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 25, 2013

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(STATE OR OTHER JURISDICTION OF	(Commission File Number)	(IRS EMPLOYER
INCORPORATION OR ORGANIZATION)		IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)	(REGISTRANT’S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ }	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ }	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

{ }	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

{ }	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Our Annual Meeting of Stockholders was held on April 25, 2013. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. The following two matters were included in our proxy dated March 15, 2013 and were voted upon at the annual meeting. Final vote tabulations are indicated below:

1.	To elect Directors for a term of one (1) year:

	For	Against	Abstain	Non Votes

Douglas G. Duncan	106,518,905	901,251	107,937	4,918,873
Francesca M. Edwardson	106,443,814	974,376	109,903	4,918,873
Wayne Garrison	102,801,147	4,609,683	117,263	4,918,873
Sharilyn S. Gasaway	106,970,804	470,046	87,243	4,918,873
Gary C. George	106,514,932	930,020	83,141	4,918,873
Bryan Hunt	94,265,551	13,150,781	111,761	4,918,873
Coleman H. Peterson	106,332,294	1,045,085	150,714	4,918,873
John N. Roberts, III	106,186,849	1,219,979	121,265	4,918,873
James L. Robo	106,020,724	1,439,656	67,713	4,918,873
Kirk Thompson	102,633,619	4,775,308	119,166	4,918,873
John A. White	106,811,522	619,885	96,686	4,918,873

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2013 calendar year:

For	111,487,716
Against	803,432
Abstain	155,818
Non Votes	0

No additional business or other matters came before the meeting or any adjournment thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 26th day of April 2013.

J.B. HUNT TRANSPORT SERVICES, INC.

By:	/s/ John N. Roberts, III
John N. Roberts, III
President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ David G. Mee
David G. Mee
Executive Vice President, Finance and Administration and Chief Financial Officer (Principal Accounting Officer)